As filed with the Securities and Exchange Commission on November 13, 2007.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUESTAR GAS COMPANY
(Exact name of Registrant as specified in its charter)

UTAH (State or other jurisdiction of incorporation or organization)	87-0155877 (I.R.S. Employer Identification No.)

180 East 100 South Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360
(801) 324-5699

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Thomas C. Jepperson, Esq.
Questar Gas Company
180 East 100 South Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360
(801) 324-2648

(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copy to:

Richard J. Grossman, Esq.
Gregory A. Fernicola, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Debt Securities (4)	$150,000,000	100%	$150,000,000	$4,605
TOTAL	$150,000,000	100%	$150,000,000	$4,605

(1)

The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.  The aggregate public offering price of all securities registered hereby will not exceed $150,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies.  Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(3)

Exclusive of accrued interest, if any.

(4)

Including such principal amount of debt securities as may, from time to time, be issued at indeterminate prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2007

Prospectus

$150,000,000

Questar Gas Company
(A subsidiary of Questar Corporation)

Debt Securities

We may offer, issue and sell debt securities from time to time at an aggregate initial offering price which will not exceed $150,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

Investing in our securities involves certain risks. Please read carefully the section entitled "Risk Factors" beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November    , 2007

TABLE OF CONTENTS

Page

About This Prospectus

1

Where You Can Find More Information

1

Incorporation of Certain Information By Reference

1

Special Note Regarding Forward-Looking Statements

2

Questar Gas Company

3

Risk Factors

5

Use of Proceeds

7

Ratio of Earnings to Fixed Charges

7

Description of Debt Securities

8

Plan of Distribution

17

Legal Matters

19

Experts

19

Glossary of Commonly Used Terms

20

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to "Questar Gas," "we," "our," or "us" refer to Questar Gas Company, while references to "Questar" refer to Questar Corporation, our parent company.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell debt securities, as described in this prospectus, in one or more offerings up to a total dollar amount of $150,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus we may provide you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus and any prospectus supplement is accurate as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC (File No. 1-935). These reports and other information can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus information that we file with them. This permits us to disclose important information to you by referring you to documents previously filed with the SEC. Any information incorporated by reference is considered part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

Filing	Period
Annual Report on Form 10-K	Year ended December 31, 2006
Quarterly Report on Form 10-Q	Quarter ended March 31, 2007
Quarterly Report on Form 10-Q	Quarter ended June 30, 2007
Quarterly Report on Form 10-Q	Quarter ended September 30, 2007

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this filing and until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Questar Gas Company, 180 East 100 South Street, P.O. Box 45360, Salt Lake City, Utah 84145-0360 (telephone number (801) 324-5699).

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, exploration efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•

the risk factors discussed in this prospectus or listed from time to time in prospectus supplements or any document we incorporate by reference;

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changes in general economic conditions, including the performance of financial markets and interest rates;

•

changes in industry trends;

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changes in laws or regulations; and

•

other factors, most of which are beyond our control.

We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

QUESTAR GAS COMPANY

The Company

Questar Gas distributes natural gas as a public utility to more than 861,000 sales and transportation customers in Utah, southwestern Wyoming and a small portion of southeastern Idaho. We are the only non-municipal gas-distribution utility in Utah, where over 96% of our customers are located. The Public Service Commission of Utah ("PSCU"), the Public Service Commission of Wyoming ("PSCW") and the Public Utility Commission of Idaho (“PUCI”) have granted us the necessary regulatory approvals to serve these areas. We also have long-term franchises granted by communities and counties within our service area.

Our growth is tied to the economic growth of Utah and southwestern Wyoming. We serve over 90% of the market for residential space heating and water heating in our service area.

Our sales to residential and commercial customers are seasonal, with a substantial portion of such sales made during the heating season. The typical residential customer in Utah (defined as a customer using 80 dth per year) consumes over 77% of total gas requirements in the coldest six months of the year. We, however, have a weather-normalization mechanism for our general-service customers. This mechanism adjusts the non-gas portion of a customer’s monthly bill as the actual heating-degree days in the billing cycle are warmer or colder than normal. As a result, the mechanism reduces weather-related fluctuations in any given customer’s monthly bill and reduces fluctuations in our gross margin.

In January 2007, the PSCU approved a three-year pilot Conservation Enabling Tariff (“CET”), and certain demand-side management (“DSM”) programs. The CET effectively decouples our non-gas revenues from volumetric sales amounts. As a result, changes in temperature-adjusted usage per-customer do not change our non-gas revenues. Changes in non-gas revenues resulting from changes in temperature-adjusted usage are deferred and recovered from customers through periodic rate adjustments. The CET is subject to a review by the PSCU after a year of operation. Hearings were held in September 2007 and an order to continue the program for an additional two years was issued on November 5, 2007. Under the approved DSM, we more proactively encourage our customers to conserve natural gas through advertising, rebates for efficient homes and appliances, and energy audits. The costs of the DSM are deferred and recovered from customers through periodic rate adjustments.

We reduce gas-supply risk with cost-of-service natural gas reserves. Our affiliate, Wexpro Company (“Wexpro”), produces these reserves and delivers them to us at cost, plus a return on Wexpro’s investment under terms of the 1981 Wexpro Settlement Agreement. During 2006, we satisfied 43% of our supply requirements with cost-of-service and associated royalty-interest gas. These volumes are gathered by Questar Gas Management Company and transported by Questar Pipeline Company, which are also our affiliates. We also have a balanced and diversified portfolio of supply contracts for natural gas produced in Wyoming, Colorado, and Utah. We have regulatory approval to include costs associated with hedging activities in our balancing account for pass-through treatment.

We have designed our distribution system and annual gas-supply plan to handle design-day demand requirements. We periodically update our design-day demand, the volume of gas that our customers could use during extremely cold weather. For the 2007-08 heating season, we are using a design-day demand of 1.2 MMdth for firm customers.

As a public utility, we are subject to the jurisdiction of the PSCU and PSCW. The PUCI has contracted with the PSCU to regulate our service to customers in Idaho. Natural gas sales and transportation services are provided under rate schedules approved by the two regulatory commissions. We are authorized to earn a return on equity of 11.2% in Utah and 11.83% in Wyoming. Both the PSCU and PSCW permit us to recover gas costs through a balancing-account procedure and to reflect natural gas-price changes on a periodic, generally semi-annual basis.

We have significant relationships with our affiliates that have allowed us to lower our costs and improve efficiency. Transactions between us and our affiliates are subject to greater scrutiny by regulators.

We are subject to the requirements of the Pipeline Safety Improvement Act (“PSIA”). We estimate that it will cost $4.0 to $5.0 million per year to comply with the PSIA, not including costs of pipeline replacement, if necessary. The PSCU has allowed us to recover $2.0 million per year of these costs beginning June 2006 and to record a regulatory asset for the additional incremental operating costs incurred to comply with the PSIA.

Certain industry specific terms used in this prospectus are defined in the "Glossary of Commonly Used Terms" beginning on page 20 hereof.

Principal Executive Offices

Our principal executive offices are located at 180 East 100 South Street, P.O. Box 45360, Salt Lake City, Utah 84145-0360, and our telephone number is (801) 324-5699.

RISK FACTORS

This section describes material risks of purchasing our securities. You should carefully consider these risks, in addition to the risk factors and other information contained in this prospectus or incorporated in this prospectus by reference, before purchasing any of the securities offered by this prospectus. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors discussed below and the cautionary statements referred to in "Special Note Regarding Forward-Looking Statements." If any of the risks and uncertainties described below or incorporated by reference in this prospectus actually occur, our business, financial condition or results of operations could be materially adversely affected.

RISKS RELATED TO OUR BUSINESS

We face numerous risks related to forecasting demand, securing adequate gas supplies and operating our system. These risks include revenue variations based on seasonal changes in demand, access to sufficient gas supplies, declining residential usage per customer, adequate distribution facilities and adverse regulatory decisions.

We are subject to complex regulations on many levels. We are subject to federal, state and local environmental, health and safety laws and regulations. Environmental laws and regulations are complex, change frequently and tend to become more stringent over time. We incur significant costs to comply with federal pipeline-safety regulations. In addition to the costs of compliance, substantial costs may be incurred to take corrective actions at both owned and previously-owned facilities. Accidental spills and leaks requiring cleanup may occur in the ordinary course of business. As standards change, we may incur significant costs in cases where past operations followed practices that were considered acceptable at the time but that now require remedial work to meet current standards. Failure to comply with these laws and regulations may result in fines, significant costs for remedial activities, or injunctions.

We must comply with numerous and complex regulations governing activities on federal and state lands in the Rocky Mountain region, notably the National Environmental Policy Act, the Endangered Species Act, and the National Historic Preservation Act. Federal and state agencies frequently impose conditions on our activities.

State agencies regulate the distribution of natural gas. Our natural gas-distribution business is regulated by the PSCU and the PSCW. These commissions set rates for distribution services and establish policies and procedures for services, accounting, purchase, sale and other activities. PSCU and PSCW policies may adversely affect our results of operations.

Distribution operations involve numerous risks that might result in accidents and other operating risks and costs. There are inherent operating risks and hazards in our operations, such as fires, earthquakes, leaks, explosions, asphyxiation, and mechanical problems that could cause substantial financial losses. In addition, these risks could result in loss of human life, significant damage to property, environmental pollution, impairment of operations and substantial losses. In accordance with customary industry practice, we maintain insurance against some, but not all, of these risks and losses. The location of pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase the level of damages resulting from these risks. Certain segments of our pipelines run through such areas. In spite of our precautions, an event could cause considerable harm to people or property, and could have a material adverse effect on the financial position and results of operations, particularly if the event is not fully covered by insurance. Accidents or other operating risks could further result in loss of service available to our customers. Such circumstances could adversely impact our ability to meet contractual obligations and retain customers.

Gas and oil reserve estimates are imprecise and subject to revision. Cost-of-service proved natural gas and oil reserve estimates are prepared annually by Wexpro’s reservoir engineers. Gas and oil reserve estimates are subject to numerous uncertainties inherent in estimating quantities of proved reserves, projecting future rates of production and timing of development expenditures. The accuracy of these estimates depends on the quality of available data and on engineering and geological interpretation and judgment. Reserve estimates are imprecise and will change as additional information becomes available. Estimates of economically recoverable reserves and future net cash flows prepared by different engineers, or by the same engineers at different times, may vary significantly. Results of subsequent drilling, testing and production may cause either upward or downward revisions of previous estimates. In addition, the estimation process also involves economic assumptions relating to commodity prices, production costs, severance and other taxes, capital expenditures and remedial costs. Actual results most likely will vary from the estimates.

We depend on bank credit facilities managed by Questar and continued access to capital markets to successfully execute our operating strategies. Questar relies on access to commercial paper markets, bank credit and cash from subsidiaries to fund intercompany loans to us. We are dependent on these capital sources to provide financing for certain projects. The availability and cost of these credit sources is cyclical, and these capital sources may not remain available or we may not be able to obtain money at a reasonable cost in the future. Interest rates on credit facilities and commercial paper are tied to debt credit ratings of Questar and

Questar Gas assigned by credit rating agencies. Lower credit ratings could increase interest expense and decrease access to credit from banks and other sources. Management believes it is important to maintain investment-grade credit ratings to conduct our businesses, but may not be able to keep investment-grade ratings. Further, the United States credit markets have recently experienced significant dislocations and liquidity disruptions which have caused the credit spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of certain types of debt financing. Continued uncertainty in the credit markets may negatively impact Questar’s and our ability to access additional debt financing on reasonable terms.

We may be subject to future greenhouse gas regulation. On April 2, 2007, the U.S. Supreme Court issued its decision in Massachusetts v. Environmental Protection Agency (“EPA”), in which the Court held that carbon dioxide, a greenhouse gas, is a pollutant regulated under the Clean Air Act and that the EPA has a duty to make a determination regarding whether emissions of carbon dioxide from mobile sources endanger health and the environment. Although the decision addresses mobile source emissions, it is already being cited in other pending litigation as support for the proposition that the EPA should promulgate National Ambient Air Quality Standards for carbon dioxide with attendant direct restrictions on emissions of carbon dioxide from stationary sources of air emissions. In addition to this legal development, there are a number of bills pending in Congress that would regulate greenhouse gas emissions through a cap-and-trade system under which emitters of greenhouse gases would be allocated or sold allowances to permit emissions of greenhouse gases. While it is likely that there will be regulation of greenhouse gas emissions in the next few years, it is too early to predict with any certainty how this regulation will affect our business, operations or financial results.

General economic and other conditions impact our results. Our results may also be negatively affected by: changes in general economic conditions; changes in regulation; creditworthiness of counterparties; rate of inflation and interest rates; assumptions used in business combinations; weather and natural disasters; changes in customers’ credit ratings; competition from other forms of energy, effects of accounting policies issued periodically by accounting standard-setting bodies; terrorist attacks or acts of war; changes in business or financial condition; changes in credit ratings; and availability of financing for us.

RISKS RELATED TO THE DEBT SECURITIES

Our ability to redeem debt securities may adversely affect your return on the debt securities. If debt securities sold pursuant to this prospectus are redeemable at our option or subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem the debt securities at times when prevailing interest rates may be relatively low. Accordingly, you will not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the debt securities.

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities. Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus and the accompanying prospectus supplement will be new securities for which there currently is no established trading market. We may elect not to list any debt securities on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•

that a market for any series of debt securities will develop or continue;

•

as to the liquidity of any market that does develop; or

•

as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

Our credit ratings may not reflect all the risks of an investment in the debt securities. Our credit ratings are an independent assessment of our ability to pay debt obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of debt securities sold pursuant to this prospectus. Our credit ratings, however, may not reflect the potential impact of risks related to structural, market or other factors discussed in this prospectus on the value of your debt securities.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we plan to use the net proceeds from the sale of the securities by this prospectus to repay inter-company demand notes, to repay debt maturing in early 2008 and to finance certain capital expenditures as well as for general corporate purposes, including working capital.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated is stated below. For purposes of this presentation, “earnings” represent income before income taxes and cumulative effect of accounting change adjusted for fixed charges. “Fixed charges” consist of total interest charges (expensed and capitalized), amortization of debt issuance costs and losses from reacquired debt, and the interest portion of rental expense estimated at 50%.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(unaudited)
Ratio of Earnings to Fixed Charges	2.62	2.77	3.42	3.65	3.49	2.53	3.14

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may sell from time to time will be issued under an indenture dated as of May 1, 1992, as amended and modified from time to time, between us and Wells Fargo Bank, N.A., as trustee. The following description is only a summary of the material provisions of the indenture. This summary description is not meant to be a complete description of the debt securities. However, this prospectus, any accompanying prospectus supplement and any free writing prospectus will contain the material terms of the securities being offered. We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part and you may inspect it at the office of the trustee. When we refer to securities, we refer to all debt securities that we have issued or may issue in the future under the indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series. All capitalized terms used, but not defined, in this section shall have the meanings set forth in the indenture.

Each prospectus supplement or any free writing prospectus will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following, among others:

•

the title of such debt securities;

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any limit on the aggregate principal amount of such debt securities;

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the price or prices at which we will sell such debt securities;

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the maturity date or dates, or method, if any, by which such dates shall be determined, on which the principal (and premium, if any) of such debt securities is payable;

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the rate or rates at which such debt securities shall bear interest, if any, or the method, if any, by which such rate or rates are to be determined, the date or dates from which such interest shall accrue, or the method, if any, by which such date or dates shall be determined, the interest payment dates, if any, on which such interest shall be payable and the record date, if any, for the interest payable on any interest payment date, whether and under what circumstances additional amounts on such debt securities or any of them shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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the person to whom any interest on such debt securities shall be payable if other than the person in whose name that security is registered at the close of business on the record date for such interest (and the manner in which it will be payable);

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if in addition to or other than in Salt Lake City, Utah, the place or places where the principal of (and premium, if any) and interest on or any additional amounts with respect to such debt securities shall be payable;

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whether any of such debt securities are to be redeemable at our option and, if so, the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, or option to redeem or purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

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the denominations in which any of such debt securities shall be issuable;

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the currency of denomination of such debt securities and the currency or currencies in which payment of the principal of (and premium, if any) and interest on or any additional amounts with respect to such debt securities will be made;

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any deletions from, modifications of or additions to the events of default or covenants set forth in the indenture pertaining to such debt securities;

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whether such debt securities of such series shall be issued in whole or in part in global form, including book-entry securities, and the depositary for such global securities, and the name of the depositary with respect to any global security;

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the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to such debt securities; and

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any other terms of such debt securities (which terms shall not be inconsistent with the provisions of the indenture).

If any particular terms of our debt securities, described in the prospectus supplement or any free writing prospectus, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or free writing prospectus will control.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Ranking

The indenture provides for the issuance of securities in one or more series, without limitation as to aggregate principal amount and without the consent of the holders of any existing series of debt securities issued under the indenture. The claims of creditors of our subsidiaries will have priority over the claims of holders of the debt securities. At the present time we have no subsidiaries. The debt securities will be our unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. The debt securities will be unsecured and, accordingly, the holders of any secured indebtedness we may incur will have prior claim to the extent of the value of assets securing such indebtedness.

Book Entry System

Unless an accompanying prospectus supplement states otherwise, the debt securities will be issued in the form of a single global security. The debt securities will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") on behalf of DTC and for so long as DTC or its nominee is the registered owner of the debt securities, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities for all purposes under the indenture. Except as set forth below, a security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Upon our issuance of the debt securities, DTC or its nominee will credit the accounts of persons holding through it on its book entry registration and transfer system with the respective principal amounts of the debt securities represented by the global security. The accounts to be credited will be designated by the applicable underwriters of such debt securities. Ownership of beneficial interests in the global security will be limited to persons who have accounts with DTC, called participants, or persons that hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee for the global security. Ownership of beneficial interest in a global security by persons that hold interests through participants will be shown on, and the transfer of ownership will be effected only through, records maintained by such participant. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interest in a global security.

Except as provided below, owners of beneficial interests in debt securities represented by a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, known as certificated debt securities, and will not be considered the owners or holders of such debt securities under the indenture.

Debt securities represented by a global security will be exchangeable for certificated debt securities only if:

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DTC or its nominee notifies us that it is unwilling or unable to continue as depositary for the global security or we become aware that DTC has ceased to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days after we receive such notice or become aware of such ineligibility; or

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we, in our sole discretion, determine to discontinue use of the system of book entry transfer and to exchange the global security for certificated debt securities.

Upon any such exchange, the certificated debt securities will be registered in the names that DTC or its nominee holding the global security may direct.

We will make principal, premium and interest payments on the global security to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented thereby for all purposes under the indenture. DTC's practice is to credit participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. We expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium and interest to DTC is our responsibility and that of the trustee, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the owners of beneficial interests in a global security held through such participants is the responsibility of such participants. Neither we, the trustee, the Paying Agent or the Security Registrar, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security representing any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which are owners of DTC. Access to DTC's system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain a direct or indirect custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities under DTC's system must be made by or through direct participants, which will receive a credit for such debt securities on DTC's records. The ownership interest of each actual purchaser, or beneficial owner, of each debt security represented by a global security is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfer of ownership interests in the global security are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global security will not receive certificated debt securities representing their ownership interests in the global security, except in the limited circumstances described above.

To facilitate subsequent transfers, the global security deposited with, or on behalf of, DTC is registered in the name of DTC's nominee, Cede & Co. The deposit of the global security with, or on behalf of, DTC and its registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global security; DTC's records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose account the debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

If applicable, redemption notices will be sent to Cede & Co. If less than all of the debt securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

No service charge will be made for the registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. Debt securities may be surrendered for registration of transfer or exchange at our offices or agencies maintained for such purpose, which shall initially be the Corporate Trust Office of the trustee in Salt Lake City, Utah. In the event that certificated debt securities are issued or if DTC shall so require, we will be required to appoint a paying agent and security registrar in The City of New York. We may appoint additional paying agents and security registrars and may change any paying agent or security registrar, subject to our obligation under the indenture to maintain a paying agent and security registrar in Salt Lake City, Utah. At our option, payment of interest on certificated debt securities may be made by check mailed to the addresses of the persons entitled thereto as they appear on the security register.

Restrictive Covenant

Certain Definitions. For the purpose of the covenant included in the indenture, the following terms generally shall have the meanings provided below.

"Attributable Debt" means, as of the date of determination, the present value of net rent for the remaining term of a capital lease, determined in accordance with generally accepted accounting principles in the United States ("GAAP"), which is part of a Sale and Leaseback Transaction including any periods for which the lessee has the right to renew or extend the lease. For purposes of the foregoing, "net rent" means the sum of capitalized rental payments required to be paid by the lessee, other than amounts required to be paid by the lessee for maintenance, repairs, insurance, taxes, assessments, energy, fuel, utilities and similar charges. In the case of a capital lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered to be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

"Consolidated Capitalization" means, without duplication, the sum of:

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the principal amount of our Consolidated Funded Debt and that of our subsidiaries at the time outstanding,

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the total capital represented by our capital stock and that of our subsidiaries at the time outstanding based, in the case of stock having par value, upon its par value, and in the case of stock having no par value, upon the value stated on our books,

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the total amount of (or less the amount of any deficit in) our retained earnings and paid-in capital and that of our subsidiaries,

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reserves for deferred federal and state income taxes arising from timing differences, and

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Attributable Debt, all as shown on our consolidated balance sheet, prepared in accordance with GAAP; provided that in determining our consolidated retained earnings and paid-in capital, no effect shall be given to any unrealized write up or write down in the value of assets or any amortization thereof, except for accumulated provisions for depreciation, depletion, amortization and property retirement which shall have been created by charges made by us or any of our subsidiaries on our or their books.

"Consolidated Funded Debt" means our Funded Debt and that of our subsidiaries, consolidated in accordance with GAAP.

"Funded Debt" means all Indebtedness that will mature, pursuant to a mandatory sinking fund or prepayment provision or otherwise, and all installments of Indebtedness that will fall due, more than one year from the date of determination. In calculating the maturity of any Indebtedness, there shall be included the term of any unexercised right of the debtor to renew or extend such Indebtedness existing at the time of determination.

"Indebtedness" means all items of indebtedness for borrowed money (other than unamortized debt discount and premium) which would be included in determining total liabilities as shown on the liability side of a balance sheet prepared in accordance with

GAAP as of the date as of which Indebtedness is to be determined, and shall include indebtedness for borrowed money (other than unamortized debt discount and premium) with respect to which we or any subsidiary of ours customarily pays interest secured by any mortgage, pledge or other lien or encumbrance of or upon, or any security interest in, any properties or assets owned by us or any subsidiary of ours, whether or not the Indebtedness secured thereby shall have been assumed, and shall also include guarantees of Indebtedness of others; provided that in determining our Indebtedness or that of any of our subsidiaries, there shall be included the aggregate liquidation preference of all outstanding securities of any subsidiary senior to its common stock that are not owned by us or a subsidiary of ours; and provided, further, that Indebtedness of any person shall not include the following:

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any indebtedness evidence of which is held in treasury (but the subsequent resale of such indebtedness shall be deemed to constitute the creation thereof); or

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any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository (or set aside and segregated, if permitted by the instrument creating such indebtedness), in trust, money (or evidence of such indebtedness as permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness; or

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any indebtedness incurred to finance oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development to the extent that the issuer thereof has outstanding advances to finance oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, but only to the extent such advances are not in default; or

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any indebtedness incurred without recourse to us or any of our subsidiaries; or

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any indebtedness incurred to finance advance payments for gas (pursuant to take-or-pay provisions or otherwise), but only to the extent that such advance payments are pursuant to gas purchase contracts entered into in the normal course of business; or

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any amount (whether or not included in determining total liabilities as shown on the liability side of a balance sheet prepared in accordance with GAAP) representing capitalized rent under any lease; or

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any indirect guarantees or other contingent obligations in respect of indebtedness of other persons, including agreements, contingent or otherwise, with such other persons or with third parties with respect to, or to permit or assure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, to advance or supply funds to, or to invest in, such other persons, or to pay for property, products or services of such other persons (whether or not conveyed, delivered or rendered); demand charge contracts, through-put, take-or-pay, keep-well, make-whole or maintenance of working capital or similar agreements; or guarantees with respect to rental or similar periodic payments to be made by such other persons.

"Sale and Leaseback Transaction" means an arrangement in which we or one of our subsidiaries sells any of our or their property which was placed into service more than 120 days prior to such sale to a person and leases it back from that person within 180 days of the sale.

Limitation on Liens. Subject to certain exceptions, we will not, and will not permit any subsidiary to, create, assume or suffer to exist, otherwise than in favor of us or a subsidiary, any mortgage, pledge, lien, encumbrance or security interest (collectively, "Liens") upon any of our properties or assets or upon any income or profits therefrom unless the debt securities shall be equally and ratably secured. This prohibition will not apply to:

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Liens existing as of the date of the indenture;

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any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to us or any subsidiary to enable us or it to acquire such property), provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

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Liens on any property at the time of the acquisition thereof, whether or not assumed by us or a subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and income or profits therefrom;

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Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by us or a subsidiary and created within one year after the later of: (i) the completion of such acquisition or construction or (ii) the commencement of operation of the property, provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and income or profits therefrom;

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Liens on the property or assets of subsidiaries outstanding at the time they become subsidiaries;

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Liens created or assumed by us or a subsidiary on coal, geothermal, oil, natural gas, inert gas, other hydrocarbon or mineral properties owned or leased by us or a subsidiary to secure loans to us or a subsidiary, for the purpose of developing such properties;

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Liens on any investment (as defined in the indenture) of ours or that of a subsidiary of ours in any person other than a subsidiary or on any security representing any investment of ours or a subsidiary of ours;

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any Lien not otherwise permitted by the indenture, provided that after giving effect to such Lien the sum of all indebtedness of us and our subsidiaries secured by Liens not otherwise permitted by the indenture and all Attributable Debt of us and our subsidiaries (to the extent not included in indebtedness secured by Liens not otherwise permitted) does not exceed 10% of Consolidated Capitalization;

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any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by certain permitted Liens, provided that the principal amount of the obligation or indebtedness secured by such refunding or extension shall not exceed the principal amount of the obligation or indebtedness then outstanding and shall be limited in lien to the same or substituted property and after acquired property that secured the refunded or extended obligation or indebtedness;

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Liens upon any office equipment, data processing equipment or any motor vehicles, tractors or trailers;

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Liens of or upon or in current assets of ours or a subsidiary of ours created or assumed to secure indebtedness incurred in the ordinary course of business;

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any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals to be produced from the property subject thereto and to be sold or delivered by us or a subsidiary of ours;

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Liens to secure indebtedness incurred to finance advances made by us or any subsidiary of ours to any third party for the purpose of financing oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, provided that such Liens shall extend only to our receivables or that of such subsidiary in respect of such advances;

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any rights reserved in others to take or reserve any part of the natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals produced at any time on any property of ours or a subsidiary of ours; and

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Liens which secure indebtedness of a subsidiary of ours.

Also excepted from the general prohibition are various other liens, such as mechanics' or materialmen's liens, certain governmental liens, leases, certain judgment liens, and certain liens arising in connection with leases, easements and rights of way.

Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the above restrictive covenant shall apply to each series of debt securities.

Consolidation, Merger and Sale of Assets

Nothing contained in the indenture or in any of the debt securities will prevent any consolidation or merger of us with or into any other person (whether or not affiliated with us), or successive consolidations or mergers in which we or our successor shall be a party, or will prevent any conveyance, transfer or lease of our property as an entirety or substantially as an entirety, to any other person (whether or not affiliated with us); provided, however, that:

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in case of such a transaction, the entity formed by such consolidation or into which we are merged, or the person which acquires or leases our properties and assets substantially as an entirety shall be a corporation, association, company or business trust organized under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on all the debt securities and the performance of every other covenant of the indenture;

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immediately after giving effect to such transaction, no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing; and

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each of us and the successor person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements in the previous two paragraphs, and that all conditions precedent relating to such transaction have been complied with.

Events of Default

Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the following are events of default with respect to the debt securities:

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failure to pay the principal of, or premium, if any, on any debt security when due;

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failure to pay any interest installment, or an additional amount, if any, on any debt security when due, in each case, continued for 30 days;

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default in the deposit of any sinking fund payment, when and as due by the terms of a debt security, continued for 30 days;

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failure to perform any of our other covenants, continued for 90 days after written notice as provided in the indenture;

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the occurrence of an event of default in other indebtedness of ours (including securities other than the debt securities) which results in indebtedness in excess of $10,000,000 principal amount being due and payable prior to maturity, and such acceleration is not rescinded or annulled or such indebtedness is not discharged after written notice as provided in the indenture; and

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certain events of bankruptcy, insolvency or reorganization as described in the indenture.

If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, then in every such case the trustee or the holders of at least 33 1/3% in principal amount of the outstanding debt securities of such series may declare, by a notice in writing to us, and to the trustee if given by holders, the entire principal amount of all the outstanding debt securities of such series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the trustee, may, in certain circumstances, rescind and annul such declaration.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder previously shall have given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% of the aggregate principal amount of outstanding debt securities of such series shall have made written request to, and have offered reasonable indemnity upon, the trustee, to institute such proceeding, and the trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of outstanding debt securities of such series and shall have failed to institute such proceeding within 60 days. However, the rights of any holder of any debt securities to enforce the payment of principal, premium, if any, and interest due on such debt securities on or after the dates expressed in such debt securities may not be impaired or affected.

We must furnish the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during that year and our performance under the indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory, based on such review, we have complied with all conditions and covenants of the indenture, or, if we are in default, specifying the default.

Waiver, Modification and Amendment

The holders of a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults, except a default in the payment of the principal of, premium, if any, or interest on any debt security of such series or in respect of any covenant or provision in the indenture that under the terms of the indenture cannot be modified without the consent of all holders of outstanding debt securities of such series affected. The holders of a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive provisions.

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities, provided that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

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change the stated maturity of the principal of, or any installment of principal of or interest on any additional amounts with respect to, any debt security;

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reduce the principal of, premium, if any, or interest on, or any additional amounts with respect thereto, or any premium payable upon the redemption of, any debt security;

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change the place of payment or change the currency of payment of principal, premium, if any, or interest on, or any additional amounts with respect thereto, any debt security;

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impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

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reduce the percentages of holders of outstanding debt securities required to modify or amend the indenture or for any waiver provided for in the indenture; or

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effect certain other modifications or amendments described in the indenture.

In the case of provisions of the indenture affecting other series of securities as well as the debt securities, the holders of the debt securities will be treated as a separate class of securities for purposes of determining whether consent or waiver of a majority of holders has been obtained.

There are certain changes that we may make to the debt securities without a holder's specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Defeasance and Covenant Defeasance

Unless an accompanying prospectus supplement or free writing prospectus states otherwise, we may elect either:

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to defease and be discharged from our obligations with respect to the debt securities of any series ("defeasance"); or

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to be released from our obligations with respect to debt securities of any series described above under "Limitations on Liens" and "Consolidation, Merger and Sale of Assets" ("covenant defeasance"), upon the irrevocable deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on such debt securities on the scheduled due date therefore.

Defeasance and covenant defeasance are each conditioned upon, among other things, our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will have no federal income tax consequences as a result of such deposit.

Notices

Notices to holders of the debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

We or the trustee may treat the registered owner of any registered debt security as the owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

We will replace any mutilated debt security at the expense of the holders upon surrender to the trustee. We will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity satisfactory to us and the trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Wells Fargo Bank, N.A. is the trustee. The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us; however, if it acquires a conflicting interest, it must eliminate such conflict or resign or otherwise comply with the Trust Indenture Act of 1939, as amended. The indenture also provides that we will indemnify the trustee against loss, liability or expense incurred without negligence or bad faith on the part of the trustee arising out of or in connection with the trust under the indenture. Wells Fargo Bank, N.A. is a creditor of our parent company, Questar, and performs routine banking functions for us.

PLAN OF DISTRIBUTION

We may sell any series of the debt securities being offered hereby in one or more of the following ways from time to time:

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to underwriters or dealers for resale to the public or to institutional investors;

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directly to institutional investors; or

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through agents to the public or to institutional investors.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

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the name or names of any underwriters or agents;

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the purchase price of the securities and the proceeds to be received by us from the sale;

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any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the service of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market. The securities will not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Thomas C. Jepperson, Esq., Vice President and General Counsel for Questar Corporation, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will act as counsel to us.

EXPERTS

Our financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

GLOSSARY OF COMMONLY USED TERMS

dth
Decatherms or ten therms. One dth equals one million Btu or approximately one Mcf.
gas
All references to "gas" refer to natural gas.
MM
Million.
proved reserves
Those quantities of natural gas, crude oil, condensate and NGL on a net revenue interest basis, which geological and engineering data demonstrate with reasonable certainty to be recoverable under existing economic and operating conditions. See 17 C.F.R. Section 4-10(a)(2) for a complete definition.
PSCU
Public Service Commission of Utah
PSCW
Public Service Commission of Wyoming
reservoir
A porous and permeable underground formation containing a natural accumulation of producible natural gas and/or oil that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred by us in connection with the offering described in the registration statement. All such fees and expenses other than the Securities and Exchange Commission Registration Fee are estimated.

Securities and Exchange Commission Registration Fee	$ 4,605
Printing Expenses	30,000
Legal Fees and Expenses	125,000
Accounting Fees and Expenses	100,000
Blue Sky Fees and Expenses	5,000
Trustee's Fees and Expenses	5,000
Rating Agency Fees	125,500
Miscellaneous	895
Total	$396,000

Item 15. Indemnification of Directors and Officers.

Reference is made to Section 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act, which provides for indemnification of directors and officers in certain circumstances.

Our Bylaws provide that we may voluntarily indemnify any individual made a party to a proceeding because he is or was our director, officer, employee or agent against liability incurred in the proceeding, but only if we have authorized the payment in accordance with the applicable statutory provisions of the Utah Revised Business Corporation Act (Sections 16-10a-902, 16-10a-904, 16-10a-906 and 16-10a-907) and a determination has been made in accordance with the procedures set forth in such provision that such individual conducted himself in good faith, that he reasonably believed his conduct, in his official capacity with us, was in our best interests and that his conduct, in all other cases, was at least not opposed to our best interests, and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding. The foregoing indemnification in connection with a proceeding by or in the right of us is limited to reasonable expenses incurred in connection with the proceeding, which expenses may be advanced by us. Our Bylaws provide that we may not voluntarily indemnify our director, officer, employee or agent in connection with a proceeding by or in the right of us in which such individual was adjudged liable to us or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Our Bylaws provide further that we shall indemnify our director, officer, employee or agent who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was such a director, officer, employee or agent, against reasonable expenses incurred by him in connection with the proceeding.

Our Bylaws further provide that no director of ours shall be personally liable to us or our stockholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on us or the shareholders; (c) for any action that would result in liability of the director under the applicable statutory provision concerning unlawful distributions; or (d) an intentional violation of criminal law.

Questar Corporation, our parent, maintains an insurance policy on behalf of our officers and directors pursuant to which (subject to the limits and limitations of such policy) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities which might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.

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Item 16.  Exhibits.

(a)  Exhibits:

Exhibit Number	Description
1.01	Form of Underwriting Agreement relating to debt securities to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein.
4.01*	Indenture, dated as of May 1, 1992, between the Company and Citibank, N.A as trustee, relating to the Company's Debt Securities.
4.02**

Instrument of Appointment and Acceptance of Successor Trustee, dated as of May 21, 1997, between the Company, First Security Bank, N.A. and Citibank, N.A. for appointment of First Security Bank, N.A. as successor trustee under the Indenture.

4.03	Form of any Note with respect to each particular series of Notes issued hereunder to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein.
4.04

Instrument of Appointment and Acceptance of Successor Trustee, dated as of February 20, 2004, between the Company, Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, N.A.) and Wells Fargo Bank, N.A. for appointment of Wells Fargo Bank, N.A. as successor trustee under the Indenture.

5.01	Opinion of Thomas C. Jepperson, Esq.
5.02	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.01	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.01	Consent of Ernst & Young LLP.
23.02	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.01).
23.03	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.02).
24.01	Power of Attorney (included on signature page to the registration statement).
25.01	Statement of Eligibility of Trustee on Form T-l.

*

Wells Fargo Bank, N.A. serves as the successor trustee. The Indenture is incorporated by reference from Registration Statement on Form S-3 (Registration Statement No. 333-69210) filed with the Securities and Exchange Commission on September 10, 2001.

**

Incorporated by reference from Registration Statement on Form S-3 (Registration No. 333-27909) filed with the Securities and Exchange Commission on May 28, 1997.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange

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Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act , each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or

II-3

proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the ninth day of November, 2007.

QUESTAR GAS COMPANY

By:

/s/ Alan K. Allred

Name:

Alan K. Allred

Title:

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alan K. Allred and S.E. Parks his true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alan K. Allred Alan K. Allred	President and Chief Executive Officer, Director (Principal Executive Officer)	November 9, 2007

/s/ S. E. Parks S. E. Parks	Vice President and Chief Financial Officer (Principal Financial Officer)	November 9, 2007

/s/ D. M. Curtis D. M Curtis	Vice President and Controller (Principal Accounting Officer)	November 9, 2007

/s/ Keith O. Rattie Keith O. Rattie	Chairman of the Board; Director	November 9, 2007

/s/ Teresa Beck Teresa Beck	Director	November 9, 2007

/s/ Gary G. Michael Gary G. Michael	Director	November 9, 2007

/s/ Harris H. Simmons Harris H. Simmons	Director	November 9, 2007

/s/ Bruce A. Williamson Bruce A. Williamson	Director	November 9, 2007

EXHIBIT INDEX

Exhibit Number	Description
1.01	Form of Underwriting Agreement relating to debt securities to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein.
4.01*	Indenture, dated as of May 1, 1992, between the Company and Citibank, N.A as trustee, relating to the Company's Debt Securities.
4.02**

Instrument of Appointment and Acceptance of Successor Trustee, dated as of May 21, 1997, between the Company, First Security Bank, N.A. and Citibank, N.A., for appointment of First Security Bank, N.A. as successor trustee under the Indenture.

4.03	Form of any Note with respect to each particular series of Notes issued hereunder to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein.
4.04

Instrument of Appointment and Acceptance of Successor Trustee, dated as of February 20, 2004, between the Company, Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, N.A.) and Wells Fargo Bank, N.A. for appointment of Wells Fargo Bank, N.A. as successor trustee under the Indenture.

5.01	Opinion of Thomas C. Jepperson, Esq.
5.02	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.01	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.01	Consent of Ernst & Young LLP.
23.02	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.01).
23.03	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.02).
24.01	Power of Attorney (included on signature page to the registration statement).
25.01	Statement of Eligibility of Trustee on Form T-l.

*

Wells Fargo Bank, N.A. serves as the successor trustee. The Indenture is incorporated by reference from Registration Statement on Form S-3 (Registration Statement No. 333-69210) filed with the Securities and Exchange Commission on September 10, 2001.

**

Incorporated by reference from Registration Statement on Form S-3 (Registration No. 333-27909) filed with the Securities and Exchange Commission on May 28, 1997.

Exhibit No. 4.04

Instrument of Appointment and Acceptance of Successor Trustee

SUCCESSOR AGREEMENT

INSTRUMENT OF APPOINTMENT OF SUCCESSOR (the “Successor Agreement”), dated as of February 20, 2004, by and among Questar Gas Company (the “Issuer”), Wells Fargo Bank Northwest, N.A. (the “Incumbent”), a national banking association with full fiduciary powers, duly organized and existing under the laws of the United States of America, and Wells Fargo Bank, N.A. (the “Successor”), a national banking association with full fiduciary powers, duly organized and existing under the laws of the United States of America.

WHEREAS, the Incumbent has been duly appointed and is validly serving as trustee, registrar, paying agent, and/or other fiduciary or agency function (the “Existing Functions”), pursuant to a trust indenture, appointment resolution, and/or other validly executed appointment documents (the “Appointment Documents”) executed by the Issuer and the Incumbent, relating to each of the corporate trust accounts listed on the attached Exhibit A (the “Existing Accounts”).

WHEREAS, each of the Incumbent and the Successor is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has all requisite power, authority and legal right, and is duly eligible and qualified to exercise full fiduciary powers under all applicable laws, including full authority to act in all fiduciary capacities under 12 U.S.C. 92a, including but not limited to performing the Existing Functions with regard to its obligations described in the Appointment Documents relating to the Existing Accounts.  Capitalized terms used herein and not defined herein shall have the respective meanings given to them in the Appointment Documents.

WHEREAS, the Incumbent and the Successor are national banks, each a wholly owned affiliate bank of Wells Fargo & Company (“WFC”), and have engaged in a purchase and assumption transaction, effective as of February 20, 2004, (the “P&A Transaction”) under which Wells Fargo Bank, N.A. acquired most of the assets and assumed most of the liabilities of Wells Fargo Bank Northwest, N.A., including without limitation, the rights and obligations of the Incumbent to perform the Existing Functions pursuant to the Appointment Documents.

WHEREAS, each of the Incumbent and the Successor has taken all necessary corporate action to authorize the acceptance of the Existing Functions under the Appointment Documents relating to the Existing Accounts, and to authorize the execution, delivery of and the performance of its obligations under this Successor Agreement.

WHEREAS, the Appointment Documents provide that the Incumbent may be succeeded by a Successor with the written consent of the Issuer.  The Incumbent represents that it has given the Issuer written notice of the P&A Transaction, and of its intent to be succeeded by the Successor pursuant to the Appointment Documents.;

WHEREAS, the Appointment Documents provide that the Successor shall execute, acknowledge and deliver to the Issuer and to the Incumbent an instrument such as this Successor Agreement, hereby accepting such appointment, thereupon the replacement of the Incumbent by the Successor shall become effective, and the Successor shall, without any further act, deed or conveyance, become vested with all rights, powers, duties and obligations of the Incumbent under the Appointment Documents;

WHEREAS, Successor is a national banking association with full trust powers, organized under the laws of the United States of America, duly qualified under the Appointment Documents and applicable law, eligible and willing to accept such appointment as Successor to perform the Existing Functions thereunder;

WHEREAS, the Successor, upon the execution and delivery of this Successor Agreement, shall cause any notice required pursuant to the Appointment Documents to be mailed to the issuers, bondholders, depositories and any other interested persons as therein required;

NOW THEREFORE, THIS SUCCESSOR AGREEMENT, WITNESSETH, that for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared and decreed by the Incumbent and the Successor as follows:

1.

The resignation of Wells Fargo Bank Northwest, N.A., as trustee and/or agent, and as provider of the Existing Functions under the Appointment Documents, and its discharge from the trust created by the Appointment Documents shall be effective as of the date hereof upon the execution and delivery of this Successor Agreement by all the parties hereto.

2.

The Issuer, in the exercise of the authority vested in it by the Appointment Documents hereby appoints the Successor, with all rights, powers, trusts, duties and obligations regarding the Existing Functions under the Appointment Documents, such appointment to be effective as of February 20, 2004, upon the execution and delivery of this Successor Agreement by all the parties hereto.

3.

Successor hereby represents and warrants that it is duly qualified and eligible under the provisions of the Appointment Documents and applicable law to be appointed Successor, and hereby accepts such appointment to perform the Existing Functions, effective as of the date hereof upon the execution and delivery of this Successor Agreement by all parties hereto, and hereby assumes the rights, powers, trusts, duties and obligations of the Incumbent, under the Appointment Documents, subject to all terms and provisions therein contained.

4.

Wells Fargo Bank Northwest, N.A. hereby (i) grants, releases, conveys, confirms, transfers and assigns to Wells Fargo Bank, N.A., as Successor, and its successors and assigns, all rights, title and interest of Wells Fargo Bank Northwest, N.A. in and to the trust estate and all rights, powers and trusts under the Appointment Documents; (ii) transfers, assigns and delivers to Successor, pursuant to the Appointment Documents, any and all assets, money, property, records, and documents held by Wells Fargo Bank Northwest, N.A., pursuant to its obligations to perform the Existing Functions thereunder; and (iii) agrees to execute and deliver all further documents reasonably requested to evidence the foregoing acts.

5.

The Issuer, for the purpose of more fully and certainly vesting in and confirming to Successor said estate, properties, rights, powers and, at the request of the Incumbent and the Successor, joins in the execution hereof. The Issuer hereby (i) confirms that it shall remain obligated under the Appointment Documents to compensate, reimburse and indemnify the Incumbent and the Successor, as the case may be, in connection with the Existing Functions under the Appointment Documents, and (ii) agrees to execute and deliver all further documents reasonably requested to evidence the foregoing acts.

6.

This Successor Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Successor Agreement to be duly executed and delivered by their authorized officers, as of the day and year first above written.

Questar Gas Company, as Issuer

By        /s/ S.E. Parks

Title   Vice President & CFO

Wells Fargo Bank Northwest, N.A.,

as trustee and/or agent under the Appointment Documents

By       /s/ Carl J. Mathis

Title

Trust Officer

Wells Fargo Bank, N.A.

as successor trustee and/or agent under the Appointment Documents

By     /s/ Carl J. Mathis

Title:    Trust Officer

Exhibit No. 5.01

Opinion of Thomas C. Jepperson, Esq.

November 13, 2007

Questar Gas Company

180 East 100 South Street

Salt Lake City, UT 84145-0360

Re:

Questar Gas Company

Registration Statement on Form S-3

Ladies and Gentlemen:

I am acting as counsel to Questar Gas Company, a Utah corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed on November 13, 2007 by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").  The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the senior or subordinated debt securities of the Company, which may be secured or unsecured, in one or more series (the "Debt Securities"), to be issued under the Indenture, dated as of May 1, 1992 (the "Indenture"), between the Company and Wells Fargo Bank, N.A., as successor trustee to Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, N.A.), the successor trustee to Citibank, N.A. (the "Trustee").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)

the Registration Statement relating to the Debt Securities;

(ii)

the Restated Consolidated Articles of Incorporation of the Company, as amended and currently in effect (the “Articles of Incorporation”) ;

(iii)

the Bylaws of the Company, as currently in effect (the "Bylaws");

(iv)

an executed copy of the Indenture;

(v)

the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(vi)

resolutions adopted by the Board of Directors of the Company (the "Board of Directors") or committees thereof relating to the registration of the Debt Securities and related matters.

I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, conformed, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents, or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. I have also assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.  As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

My opinion set forth herein is limited to the Utah Revised Business Corporation Act ("Opined on Law").  I do not express any opinion with respect to the laws of any other jurisdiction other than the Opined on Law or as to the effect of any such laws on the opinion set forth herein.  I am admitted to the Bar of the State of Utah, and to the extent that the opinion set forth herein relates to matters under the laws of the State of New York, I have relied on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, which is being filed as Exhibit 5.02 to the Registration Statement.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

With respect to any series of Debt Securities offered by the Company (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and a supplemental indenture, officers' certificate or board resolution in respect of such Debt Securities has been duly executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefore, the Offered Debt Securities, when issued and sold in accordance with the Indenture, any supplemental indenture or officers' certificate to be entered into in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.01 to the Registration Statement, dated the date hereof.  I also hereby consent to the use of my name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/  Thomas C. Jepperson

Thomas C. Jepperson

Vice President & General Counsel

Questar Corporation

Attorney for Questar Gas Company

Exhibit No. 5.02

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

November 13, 2007

Questar Gas Company

180 East 100 South Street

Salt Lake City, UT 84145-0360

Re:

Questar Gas Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special New York counsel to Questar Gas Company, a Utah corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed on November 13, 2007 by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").  The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the senior or subordinated debt securities of the Company, which may be secured or unsecured, in one or more series (the "Debt Securities"), to be issued under the Indenture, dated as of May 1, 1992 (the "Indenture"), between the Company and Wells Fargo Bank, N.A., as successor trustee to Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, N.A.), the successor trustee to Citibank, N.A. (the "Trustee").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)

the Registration Statement relating to the Debt Securities;

(ii)

the Restated Consolidated Articles of Incorporation of the Company, as amended and currently in effect and as certified by Abigail L. Jones, Corporate Secretary of the Company (the "Articles of Incorporation");

(iii)

the Bylaws of the Company, as currently in effect and as certified by Abigail L. Jones, Corporate Secretary of the Company (the "Bylaws");

(iv)

an executed copy of the Indenture;

(v)

the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(vi)

resolutions adopted by the Board of Directors of the Company (the "Board of Directors") or committees thereof relating to the registration of the Debt Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.  In addition, we have also assumed that (a) the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of the State of Utah and that the Company has complied and will comply with all aspects of Utah law in connection with the Indenture and the transactions contemplated by the Registration Statement and (b) the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property, including the subsidiaries of the Company, is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth below are limited to those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

With respect to any series of Debt Securities offered by the Company (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and a supplemental indenture, officers' certificate or board resolution in respect of such Debt Securities has been duly executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture, any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as exhibit 5.02 to the Registration Statement, dated the date hereof.  We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit No. 12.01

Statement of Computation of Ratio of Earnings to Fixed Charges

Questar Gas Company

Ratio of Earnings to Fixed Charges

	9 Months Ended September 30,		12 Months Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(dollars in millions)
Earnings
Income before income taxes and cumulative effect of accounting change	$31.0	$31.1	$58.9	$57.3	$51.3	$33.6	$50.2
Plus interest expense	17.7	16.4	22.6	20.2	19.7	21.0	22.5
Plus allowance for borrowed funds used during construction	0.5	0.2	0.4	0.1	0.1	0.1	0.2
Plus interest portion of rental expense	0.9	1.0	1.3	1.3	0.8	0.8	0.8
	$50.1	$48.7	$83.2	$78.9	$71.9	$55.5	$73.7

Fixed Charges
Interest expense	$17.7	$16.4	$22.6	$20.2	$19.7	$21.0	$22.5
Plus allowance for borrowed funds used during construction	0.5	0.2	0.4	0.1	0.1	0.1	0.2
Plus interest portion of rental expense	0.9	1.0	1.3	1.3	0.8	0.8	0.8
	$19.1	$17.6	$24.3	$21.6	$20.6	$21.9	$23.5

Ratio of Earnings to Fixed Charges	2.62	2.77	3.42	3.65	3.49	2.53	3.14

For purposes of this presentation, “earnings” represent income before income taxes and cumulative effect of accounting change adjusted for fixed charges. “Fixed charges” consist of total interest charges (expensed and capitalized), amortization of debt issuance costs and losses from reacquired debt, and the interest portion of rental expense estimated at 50%.

Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Questar Gas Company for the registration of $150,000,000 of debt securities and to the incorporation by reference therein of our report dated February 26, 2007, with respect to the financial statements and schedule of Questar Gas Company included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah

November 8, 2007

Exhibit 25.01

Statement of Eligibility of Trustee on Form T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable

94-1347393

(Jurisdiction of incorporation or

(I.R.S. Employer

organization if not a U.S. national

Identification No.)

bank)

420 Montgomery Street

San Francisco, CA

94163

 (Address of principal executive offices)

(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-172

Sixth and Marquette, 17th Floor

Minneapolis, MN  55479

 (agent for services)
_____________________________

Questar Gas Company

(Exact name of obligor as specified in its charter)

Utah

87-0155877

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

180 East 100 South

P.O. Box 45360

84145-0360

Salt Lake City, Utah

(Address of principal executive offices)

(Zip code)

_____________________________

DEBT SECURITIES ISSUED UNDER INDENTURE DATED AS OF MAY 1, 1992

(Title of the indenture securities)

Item 1.

General Information.  Furnish the following information as to the trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,

Treasury Department

Washington, D.C.  20230

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

San Francisco, CA  94120

(b)

Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.

Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.

Not applicable.

Item 16.  List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.

A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.

A copy of the authorization of the trustee to exercise corporate trust powers.  A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.

Copy of By-laws of the trustee as now in effect. *

Exhibit 5.

Not applicable.

Exhibit 6.

The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.

Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

II-1

Exhibit 8.

Not applicable.

Exhibit 9.

Not applicable.

*

Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

II-2

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Salt Lake City and State of Utah on the ninth day of November, 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Carl J. Mathis

Name:

Carl J. Mathis

Title:

Vice President

II-1

Exhibit 6

November 9, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Carl J. Mathis

Carl J. Mathis

Vice President

II-2

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

        Dollar Amounts

In Millions

        ______________

ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin

$ 13,030

Interest-bearing balances

     1,428

Securities:

Held-to-maturity securities

            0

Available-for-sale securities

   65,310

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold in domestic offices

     6,864

Securities purchased under agreements to resell

     1,160

Loans and lease financing receivables:

Loans and leases held for sale

   21,153

Loans and leases, net of unearned income

            263,595

LESS: Allowance for loan and lease losses

  2,526

Loans and leases, net of unearned income and allowance

 261,069

Trading Assets

     4,809

Premises and fixed assets (including capitalized leases)

     4,197

Other real estate owned

        754

Investments in unconsolidated subsidiaries and associated companies

        402

Intangible assets

Goodwill

     9,231

Other intangible assets

   19,954

Other assets

   19,363

      ___________

Total assets

              $428,724

LIABILITIES

Deposits:

In domestic offices

              $263,665

Noninterest-bearing

70,876

Interest-bearing

             192,789

In foreign offices, Edge and Agreement subsidiaries, and IBFs

                  48,659

Noninterest-bearing

         6

Interest-bearing

               48,653

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased in domestic offices

                    10,136

Securities sold under agreements to repurchase

       6,375

        Dollar Amounts

In Millions

      _______________

Trading liabilities

     2,695

Other borrowed money

(includes mortgage indebtedness and obligations under capitalized leases)

   27,804

Subordinated notes and debentures

   10,140

Other liabilities

   20,533

_______

Total liabilities

              $390,007

Minority interest in consolidated subsidiaries

          62

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                                                                                0

Common stock

        520

Surplus (exclude all surplus related to preferred stock)

   24,751

Retained earnings

   13,469

Accumulated other comprehensive income

        (85)

Other equity capital components

            0

________

Total equity capital

    38,655

________

Total liabilities, minority interest, and equity capital

               $428,724

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

      Howard I. Atkins

        EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Michael Loughlin

John Stumpf

Directors

Dave Hoyt

Endnotes

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.